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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Consolidated Financial Data", "Experts" and "Change in Independent Accountants" and to the use of our report dated July 30, 1999, except for Note 14, as to which the date is October ________ 1999, in the Registration Statement (333-85821) on Form S-1 and related Prospectus of MCK Communications, Inc. for the registration of shares of its common stock.


                                                   Ernst & Young LLP

Boston, Massachusetts
October __, 1999

The foregoing consent is in the form that will be signed upon the completion of the 1.53 to 1 stock split contemplated in the first paragraph of Note 14 to the financial statements. The accompanying consolidated statements of operations, common stockholders' deficit and cash flows have been adjusted to reflect this stock split.

                                                   /s/ Ernst & Young LLP

                                                   Ernst & Young LLP
Boston, Massachusetts
September 30, 1999